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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 20, 1998 relating to the financial statements of MetroCorp Bancshares, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ PRICEWATERHOUSECOOPERS LLP____________

PricewaterhouseCoopers LLP

Houston, Texas
August 26, 1998